Exhibit 99.1

Allarity Therapeutics Reports Key Progress in Phase 2 Stenoparib Trial and Strategic Corporate Advancements

- Two patients exceed 14 months on treatment in Phase 2 trial of advanced ovarian cancer

- Allarity maintains a cash balance of $18.5 million, sufficient to advance and accelerate stenoparib’s clinical development toward FDA approval

- Expansion of Allarity Medical Laboratory into revenue-generating services for external biotech clients

- Continued focus on advancing stenoparib to address
critical unmet needs in ovarian cancer

- Expansion of Allarity Medical Laboratory into revenue-generating services for external biotech clients

- Continued focus on advancing stenoparib to address
critical unmet needs in ovarian cancer

Boston (November 18, 2024)—Allarity Therapeutics, Inc. (“Allarity” or the “Company”) (NASDAQ: ALLR), a Phase 2 clinical-stage pharmaceutical company dedicated to developing personalized cancer treatments using its proprietary, drug-specific patient selection technology, today provided a corporate update highlighting three significant developments: extended treatment duration for patients in its ongoing Phase 2 stenoparib trial, a strengthened cash position supporting initiation of a follow-up FDA registrational trial, and new revenue-generating activities from Allarity’s laboratory services.

Key Progress in Phase 2 Stenoparib Trial

Two patients in Allarity’s Phase 2 clinical trial of stenoparib for advanced, recurrent ovarian cancer have now been on treatment for over 14 months, a remarkable duration of benefit given the heavily pretreated status of these patients. This extended duration further reinforces the potential of stenoparib as a promising treatment option for advanced ovarian cancer patients who have already undergone multiple lines of therapy, including prior PARP inhibitors.

Strong Financial Position Supports Advancement of Stenoparib Program

With a cash balance of $18.5 million as of September 30, 2024, Allarity Therapeutics is well-positioned to advance its clinical development programs. This solid financial foundation enables the Company to confidently initiate the next trial to advance stenoparib toward FDA registration.

Allarity Expands into Revenue-Generating Services for External Clients

Allarity Therapeutics is also pleased to announce that its in-house Allarity Medical Laboratory has expanded from solely focusing on supporting internal drug development to securing external service agreements, with multiple biotech companies now leveraging the Company’s advanced gene expression and diagnostic capabilities. This important expansion positions Allarity Medical Laboratory as a direct provider of revenue-generating, high-precision genomic services, establishing it as a valuable complementary asset for the Company.

These service agreements include contracts for both Drug Response Predictor (DRP®) analysis and comprehensive gene expression services, reflecting Allarity’s leading technology and ability to provide industry-leading insights to other innovators in the biotech field. The revenue generated from such agreements significantly reduce Allarity’s overall laboratory cost base while advancing the position of Allarity’s proprietary DRP® platform within the industry and supporting broader scientific advancements in oncology.

Thomas Jensen, CEO of Allarity Therapeutics, commented, “Seeing patients continue to benefit from stenoparib beyond 14 months is very encouraging for us at Allarity, as it goes beyond our initial hopes when we began the trial. We are pleased to see the lasting clinical benefit in these very advanced patients and think this reflects stenoparib’s unique therapeutic mechanism of action. We are excited that our strengthened cash position now provides the financial foundation to accelerate stenoparib’s clinical development toward FDA approval”

He added, “I am also excited about our successful seamless expansion into the service provider space. Over the years, our lab team has developed deep expertise in advanced genetic analysis to support cancer drug development, and naturally leveraging this to build a revenue-generating analytics department is extremely satisfying. In addition to generating meaningful revenue, this expansion further establishes our company, our brand and the DRP® platform within the oncology field.”

Background Information about the Trial

The above-mentioned trial is a Phase 2, prospective open-label, single-arm study with multiple sites in both the US and the UK. Investigators prescreened women with advanced, recurrent ovarian cancer using Allarity’s DRP® companion diagnostic (CDx), which comprises a complex transcriptomic signature of 414 mRNA biomarkers indicative of drug response or resistance. Each participant was assigned a DRP score, and those with scores above 50 -suggesting a higher likelihood of benefiting from treatment – were selected to receive stenoparib. The selected patients were administered stenoparib under a revised protocol implemented in Q1 2023, which involved a twice-daily dosing regimen (200 mg in the morning and 400 mg in the evening) instead of the previous once-daily 600 mg dose. This change was made to optimize daily drug exposure and target inhibition.

The patients enrolled have advanced through multiple lines of therapy, including platinum, taxanes, anti-angiogenesis inhibitors, and even the recently approved Antibody Drug Conjugate, Elahere. Importantly, most of the enrolled patients to date have been previously treated with a PARP inhibitor. These patients have few, if any, effective treatment options and typically advance through available therapies after only a few months.

About stenoparib
Stenoparib is an orally available, small-molecule dual-targeted inhibitor of PARP1/2 and tankyrase 1/2. At present, tankyrases are attracting significant attention as emerging therapeutic targets for cancer, principally due to their role in regulating the Wnt signaling pathway. Aberrant Wnt/β-catenin signaling has been implicated in the development and progression of numerous cancers. By inhibiting PARP and blocking Wnt pathway activation, stenoparib’s unique therapeutic action shows potential as a promising therapeutic. Allarity has exclusive global rights for the development and commercialization of stenoparib, which was originally developed by Eisai Co. Ltd. and was formerly known under the names E7449 and 2X-121.

About the Drug Response Predictor – DRP® Companion Diagnostic

Allarity uses its drug-specific DRP® to select those patients who, by the gene expression signature of their cancer, are found to have a high likelihood of benefiting from a specific drug. By screening patients before treatment, and only treating those patients with a sufficiently high, drug-specific DRP score, the therapeutic benefit rate may be significantly increased. The DRP method builds on the comparison of sensitive vs. resistant human cancer cell lines, including transcriptomic information from cell lines combined with clinical tumor biology filters and prior clinical trial outcomes. DRP is based on messenger RNA expression profiles from patient biopsies. The DRP® platform has proven its ability to provide a statistically significant prediction of the clinical outcome from drug treatment in cancer patients dozens of clinical studies (both retrospective and prospective). The DRP platform, which can be used in all cancer types and is patented for more than 70 anti-cancer drugs, has been extensively published in the peer-reviewed literature.

About Allarity Therapeutics

Allarity Therapeutics, Inc. (NASDAQ: ALLR) is a clinical-stage biopharmaceutical company dedicated to developing personalized cancer treatments. The Company is focused on development of stenoparib, a novel PARP/tankyrase inhibitor for advanced ovarian cancer patients, using its DRP® companion diagnostic for patient selection in the ongoing phase 2 clinical trial, NCT03878849. Allarity is headquartered in the U.S., with a research facility in Denmark, and is committed to addressing significant unmet medical needs in cancer treatment. For more information, visit www.allarity.com.

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Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide the Company’s current expectations or forecasts of future events. The words “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, but are not limited to, the potential impact of recent clinical, financial, and operational achievements on future quarterly performance, anticipated progress in regulatory milestones for stenoparib, and potential revenue generation from external laboratory services. Any forward-looking statements in this press release are based on management’s current expectations of future events and are subject to multiple risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, risks associated with securing regulatory approval for stenoparib, achieving anticipated clinical trial results, and variability in revenue from new laboratory services that could impact the Company’s financial stability. For a discussion of other risks and uncertainties, and other important factors, any of which could cause our actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in our Form S-1/A registration statement filed on April 17, 2024, our Form 10-K annual report on file with the Securities and Exchange Commission (the “SEC”) and our Form 10-Q quarterly report filed with the SEC on November 14, 2024, available at the SEC’s website at www.sec.gov, and as well as discussions of potential risks, uncertainties and other important factors in the Company’s subsequent filings with the SEC. All information in this press release is as of the date of the release, and the Company undertakes no duty to update this information unless required by law.

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Company Contact:
investorrelations@allarity.com

Media Contact:
        Thomas Pedersen
        Carrotize PR & Communications
        +45 6062 9390
        tsp@carrotize.com